UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SANARA MEDTECH INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

1200 Summit Ave

Suite 414

Fort Worth, Texas 76102

(817) 529-2300

SUPPLEMENT TO THE PROXY STATEMENT FOR THE

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 1, 2023

Unless the context otherwise requires, references in this proxy statement supplement to “Sanara MedTech,” “Sanara,” the “Company,” “we,” “us,” or “our,” refer to Sanara MedTech Inc., a Texas corporation, and its consolidated subsidiaries as a whole.

The following information supplements and amends the Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) that was filed by the Company with the Securities and Exchange Commission (the “SEC”) on April 21, 2023 and furnished to the Company’s shareholders in connection with the solicitation of proxies by the Company’s Board of Directors for the Company’s 2023 annual meeting of shareholders (the “Annual Meeting”) and any postponement(s) or adjournment(s) thereof. This supplement to the Proxy Statement (this “Supplement”) is being filed with the SEC and being made available to shareholders on or about April 28, 2023. All capitalized terms not otherwise defined herein shall have the respective meanings as set forth in the Proxy Statement.

The Company is providing this Supplement solely to clarify the number of shares of common stock issued, outstanding and entitled to vote as of the Record Date, which appears on pages 3 and 19 of the Proxy Statement. In the Proxy Statement, the Company reported that there were 8,387,027 shares of the Company’s common stock issued and outstanding as of the Record Date, which included 94,798 shares of common stock that are deemed issued and outstanding under generally accepted accounting principles in the United States. The number of shares of common stock issued, outstanding and entitled to vote as of the Record Date is 8,292,229 (which does not include the 94,798 shares of common stock issuable as consideration following the satisfaction of certain indemnification obligations pursuant to the Membership Interest Purchase Agreement, dated July 1, 2022, by and among the Company, Scendia Biologics, LLC and Ryan Phillips).

The information in this Supplement is in addition to the information provided by the Proxy Statement, and except for the changes herein, this Supplement does not modify any other information set forth in the Proxy Statement. THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the Annual Meeting, we previously filed our Proxy Statement with the SEC and made available our Proxy Statement, proxy card and documents incorporated by reference to our shareholders on April 21, 2023. Before making any voting decision, you are urged to read the Proxy Statement, including the documents incorporated by reference, and all related proxy materials carefully. Copies of this Supplement, the Proxy Statement, the Company’s official notice of Annual Meeting of Shareholders and the Company’s 2022 Annual Report, the documents incorporated by reference and all other proxy materials are available at http://onlineproxyvote.com/SMTI/.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements and other information regarding registrants that are filed electronically with the SEC. These documents are also available, free of charge, through the Investor Relations section of our website, which is located at www.sanaramedtech.com.

If you have already submitted a proxy and do not wish to change your vote, no further action is required. If you have submitted a proxy and wish to change your vote, you may revoke your proxy and change your vote as described under “Can I change my vote?” on page 6 of the Proxy Statement.